Exhibit 3.1

AMENDED and restated
BYLAWS

OF

LIFE PARTNERS Holdings, INC.

Effective as of
April 2, 2012

TABLE OF CONTENTS

Article 1: Offices

1.01	Registered Office and Agent	4
1.02	Other Offices	4

Article 2: Shareholders

2.01	Place of Meetings	4
2.02	Annual Meetings	4
2.03	Voting List	4
2.04	Notice	4
2.05	Notice of Business to be Brought before a Meeting	5
2.06	Notice of Nominations for Election to the Board of Directors	9
2.07	Special Meetings of Shareholders	12
2.08	Quorum	15
2.09	Majority Vote; Withdrawal of Quorum	15
2.10	Method of Voting	15
2.11	Record Date; Closing of Transfer Books	16
2.12	Action by Written Consent without Meeting	16
2.13	Telephone and Similar Meetings	18

Article 3: Directors

3.01	Management	18
3.02	Number; Qualification; Election; Term	18
3.03	Change in Number	18
3.04	Removal	19
3.05	Resignation	19
3.06	Vacancies	19
3.07	Election of Directors	19
3.08	Place of Meetings	19
3.09	First Meetings	19
3.10	Regular Meetings	19
3.11	Special Meetings	19
3.12	Quorum; Majority Vote	19
3.13	Compensation	20
3.14	Procedure	20
3.15	Action without Meeting	20
3.16	Telephone and Similar Meetings	20
3.17	Interested Directors; Officers and Shareholders	20

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Article 4: Board Committees

4.01	Designation	21
4.02	Number; Qualification; Term	21
4.03	Authority	21
4.04	Change in Number	21
4.05	Removal	21
4.06	Vacancies	22
4.07	Meetings	22
4.08	Quorum; Majority Vote	22
4.09	Compensation	22
4.10	Procedure	22
4.11	Action without Meeting	22
4.12	Telephone and Similar Meetings	22
4.13	Responsibility	22

Article 5: Notice

5.01	Method	23
5.02	Waiver	23

Article 6: Officers and Agents

6.01	Number; Qualification; Election; Term	23
6.02	Removal	23
6.03	Vacancies	24
6.04	Authority	24
6.05	Compensation	24
6.06	President	24
6.07	Vice President	24
6.08	Secretary	24
6.09	Assistant Secretary	24
6.10	Treasurer	25
6.11	Assistant Treasurer	25

Article 7: Certificates and Shareholders

7.01	Certificates	25
7.02	Issuance	25
7.03	Payment for Shares	25
7.04	Subscriptions	26
7.05	Lien	26
7.06	Lost, Stolen or Destroyed Certificates	26

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7.07	Registration of Transfer	26
7.08	Registered Owner	27
7.09	Pre-Emptive Rights	27

Article 8: General Provisions

8.01	Dividends and Reserves	27
8.02	Books and Records	27
8.03	Annual Report	28
8.04	Checks and Notes	28
8.05	Fiscal Year	28
8.06	Seal	28
8.07	Indemnification; Insurance	28
8.08	Amendment of Bylaws	30
8.9	Construction	30
8.10	Table of Contents; Headings	30
8.11	Relation to Certificate of Formation	30

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 Exhibit 3.1

AMENDED and RESTATED
BYLAWS

of

LIFE PARTNERS Holdings, INC.

(a Texas Corporation)

ARTICLE 1: OFFICES

1.01         Registered Office and Agent. The registered office of the Corporation shall be at such address within the State of Texas as may be specified from time to time by the Board of Directors. The name of the registered agent at such address shall be designated from time to time by the Board of Directors.

1.02         Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2: SHAREHOLDERS

2.01         Place of Meetings. Meetings of Shareholders shall be held at the time and place, within or without the State of Texas, stated in the notice of the meeting or in a waiver of notice.

2.02         Annual Meetings. The Shareholders of the Corporation shall hold their annual meetings for electing Directors and for the transaction of such other proper business as may come before such meetings at such time, date and place as the Board shall determine by resolution.

2.03         Voting List. At least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list shall be open to examination by any Shareholder, for a period of ten days before the meeting, during ordinary business hours, on file at the principal office of the Corporation. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Shareholder during the whole time of the meeting.

2.04         Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or transmitted not less than ten nor more than 60 days before the date of the meeting, either personally, by mail or by electronic transmission, by or at the direction of the Board of Directors, or the Secretary if required under Section 2.07, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If transmitted electronically as authorized under Section 6.051 of the Texas Business Organizations Code (the “TBOC”) with a shareholder’s consent, the notice is effective when sent. If the notice is given in connection with the consideration of a “fundamental business transaction” (as defined under the TBOC), the notice must be given not less than 20 days before the date of the meeting.

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2.05         Notice of Business to be Brought before a Meeting.

(a)          At an annual meeting of the shareholders, the Corporation will conduct only the business that is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if the beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.05 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.05 as to the business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) is the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders.

(b)          Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) in writing (which may be in electronic format) and in proper form to the Secretary of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.05. To be timely, a shareholder’s notice must be delivered to, or mailed or transmitted and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed or transmitted and received, not later than the 90th day before such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). An adjournment of an annual meeting or the announcement of adjournment does not commence a new time period for the giving of Timely Notice as described above.

(c)          To be in proper form for purposes of this Section 2.05, a shareholder’s notice to the Secretary shall set forth:

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(i)          As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that in all events the Proposing Person shall be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii)         As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give the Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of the derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to the Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) the Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of the derivative, swap or other transactions (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which the Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by the Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, the Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by the Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that the Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (F)(x) if the Proposing Person is not a natural person, the identity of the natural person or persons associated with the Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which the Responsible Person was selected, any fiduciary duties owed by the Responsible Person to the equity holders or other beneficiaries of the Proposing Person, the qualifications and background of the Responsible Person and any material interests or relationships of the Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of the Proposing Person to propose such business to be brought before the meeting, and (y) if the Proposing Person is a natural person, the qualifications and background of the natural person and any material interests or relationships of the natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of the Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by the Proposing Persons (H) any direct or indirect interest of the Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any the case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which the Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any material transaction occurring during the prior 12 months between the Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), and (L) any other information relating to the Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by the Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests does not include any disclosures with respect to the ordinary course business activities of a broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

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(iii)        As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting business at the annual meeting and any material interest in business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder.

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For purposes of this Section 2.05, the term “Proposing Person” means (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of the shareholder or beneficial owner, and (iv) any other person with whom the shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

A person is deemed to be “Acting in Concert” with another person for purposes of these Bylaws if the person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that the persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person is not deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from the other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person is deemed to be Acting in Concert with any third party who is also Acting in Concert with the other person.

(d)    A shareholder providing notice of business proposed to be brought before an annual meeting shall update and supplement the notice, if necessary, so that the information provided or required to be provided in the notice pursuant to this Section 2.05 is true and correct as of the record date for the meeting and as of the date that is ten business days before the meeting or any adjournment or postponement. The update and supplement shall be delivered to, or mailed or transmitted and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days before the date for the meeting, if practicable (or, if not practicable, on the first practicable date before) or any adjournment or postponement (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement).

(e)    Notwithstanding anything in these Bylaws to the contrary, no business may be conducted at an annual meeting except in accordance with this Section 2.05. The presiding officer of the meeting determines whether the business was properly brought before the meeting in accordance with this Section 2.05. If he or she determines that it was not properly brought before the meeting, he or she shall so declare to the meeting and no such business shall be transacted.

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(f)    This Section 2.05 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 2.05 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.05 affects the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)    Shareholders seeking to nominate persons for election to the Board must comply with Section 2.06 and this Section 2.05 is not applicable to nominations except as expressly provided in Section 2.06.

(h)    For purposes of these Bylaws, “public disclosure” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.06    Notice of Nominations for Election to the Board of Directors.

(a)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling the special meeting) may be made at the meeting only (i) by or at the direction of the Board, including by any committee or persons appointed by the Board, or (ii) by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf the nomination is proposed to be made, only if the beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.06 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.06 as to the nomination. The foregoing clause (ii) is the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(b)    Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (i) provide Timely Notice (as defined in Section 2.05) in writing (which may be in electronic format) and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to the notice at the times and in the forms required by this Section 2.06. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling the special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board at a special meeting, the shareholder must (i) provide timely notice in writing (which may be in electronic format) and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to the notice at the times and in the forms required by this Section 2.06. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed or transmitted and received at, the principal executive offices of the Corporation not earlier than the (120th day before the special meeting and not later than the 90th day before the special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 2.05) of the date of the special meeting was first made. An adjournment of an annual meeting or special meeting or the announcement of adjournment does not commence a new time period for the giving of a shareholder’s notice as described above.

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(c)    To be in proper form for purposes of this Section 2.06, a shareholder’s notice to the Secretary shall set forth:

(i)    As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 2.05(c)(i), except that for purposes of this Section 2.06 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.05(c)(i));

(ii)    As to each Nominating Person, any Disclosable Interests (as defined in Section 2.05(c)(ii), except that for purposes of this Section 2.06 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.05(c)(ii) and the disclosure in clause (L) of Section 2.05(c)(ii) shall be made with respect to the election of directors at the meeting);

(iii)   As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to the proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 2.06 if the proposed nominee were a Nominating Person, (B) all information relating to the proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom the proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2.05(c)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the Nominating Person were the “registrant” for purposes of the rule and the proposed nominee were a director or executive officer of the registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.06(f); and

(iv)   The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation in accordance with such internal rules that the Board may adopt for proper corporate governance, or (B) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of the proposed nominee.

For purposes of this Section 2.06, the term “Nominating Person” means (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of the shareholder or beneficial owner, and (iv) any other person with whom the shareholder or the beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

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(d)    A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement the notice, if necessary, so that the information provided or required to be provided in the notice pursuant to this Section 2.06 is true and correct as of the record date for the meeting and as of the date that is ten business days before the meeting or any adjournment or postponement, and the update and supplement is delivered to, or mailed or transmitted and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days before the date for the meeting, if practicable (or, if not practicable, on the first practicable date before) any adjournment or postponement (in the case of the update and supplement required to be made as of ten business days before the meeting or any adjournment or postponement).

(e)    Notwithstanding anything in these Bylaws to the contrary, no person is eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.06. The presiding officer at the meeting determines whether a nomination was properly made in accordance with this Section 2.06. If he or she determines that a nomination was not properly made, he or she shall so declare and the defective nomination shall be disregarded.

(f)    To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.06) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of the proposed nominee (which questionnaire the Secretary will provide upon written request) and a written representation and agreement (in form that the Secretary provides upon written request) that the proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in the proposed nominee’s individual capacity and on behalf of the shareholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

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(g)    In addition to the requirements of this Section 2.06 with respect to any nomination proposed to be made at a meeting, each Nominating Person must comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.07    Special Meetings of Shareholders.

(a)    Special meetings of the shareholders for any purpose or purposes may be called only (i) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board, or (ii) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 2.07 from shareholders of record as of the record date fixed in accordance with Section 3(d) who hold, in the aggregate, at least 50% of the voting power of the outstanding shares of the Corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting is limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.07, shareholders are not permitted to propose business to be brought before a special meeting of the shareholders.

(b)    No shareholder may demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 2.07(a) unless a shareholder of record first submits a request in writing or by electronic transmission that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call the special meeting, which request shall be in proper form and delivered to, or mailed or transmitted and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c)    To be in proper form for purposes of this Section 2.07, a request by a shareholder for the Board of Directors to fix a record date must set forth:

(i)    As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 2.05(c)(i), except that for purposes of this Section 2.07 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.05(c)(i));

(ii)    As to each Requesting Person, any Disclosable Interests (as defined in Section 2.05(c)(ii), except that for purposes of this Section 2.07 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.05(c)(ii) and the disclosure in clause (L) of Section 2.05(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting); and

(iii)  As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting the business at the special meeting and any material interest in the business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting.

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For purposes of this Section 2.07(b), the term “Requesting Person” means (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of the shareholder or beneficial owner, and (iv) any other person with whom the shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined in Section 2.05(c)).

(d)    Within ten days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.07 from any shareholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, which date may not precede the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date has been adopted by the Board within the ten day period after the date on which the request to fix a record date was received, the record date is deemed to be the 20th day after the date on which the request is received. Notwithstanding anything in this Section 2.07 to the contrary, no record date shall be fixed if the Board determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 2.07(f).

(e)    Without qualification, a special meeting of the shareholders may not be called pursuant to Section 2.07(a) unless shareholders of record as of the record date fixed in accordance with Section 2.07(d) who hold, in the aggregate, more than 50% of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing (which may be in electronic format) and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only shareholders of record on the record date are entitled to demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 2.07(a). To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed or transmitted and received at, the principal executive offices of the Corporation not later than the 60th day following the record date fixed in accordance with Section 2.07(d). To be in proper form for purposes of this Section 2.07, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Shareholder”) the information required to be provided pursuant to this Section 2.07 of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time before the special meeting. If any the revocations are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of the revocations, there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors has the discretion to determine whether to proceed with the special meeting.

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(f)    The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 2.07, (ii) that relates to an item of business to be transacted at the meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at the meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the shareholders entitled to submit a written demand, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and the demand is delivered between the time beginning on the 61st day after the previous record date and ending on the one-year anniversary of the previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the 90th day after the Secretary receives the demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year before receipt by the Secretary of the demand to call a special meeting.

(g)    After receipt of demands in proper form and in accordance with this Section 2.07 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at the special meeting. The record date for the special meeting shall be fixed in accordance with Section 2.11 of these Bylaws. The Board shall provide written notice of the special meeting to the shareholders in accordance with Section 2.04.

(h)    In connection with a special meeting called in accordance with this Section 2.07, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date in accordance with this Section 2.07 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with the request or demand, if necessary, so that the information provided or required to be provided in the request or demand pursuant to this Section 2.07 is true and correct as of the record date for the special meeting and as of the date that is ten business days before the meeting or any adjournment or postponement, and the update and supplement is delivered to, or mailed or transmitted and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days before the date for the meeting, if practicable (or, if not practicable, the first practicable date before) any adjournment or postponement (in the case of the update and supplement required to be made as of ten business days before the special meeting or any adjournment or postponement).

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(i)    Notwithstanding anything in these Bylaws to the contrary, the Secretary is not required to call a special meeting pursuant to this Section 2.07 except in accordance with this Section 2.07. If the Board of Directors determines that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 2.07, or determines that the shareholder or shareholders requesting that the Board fix a record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.07, then the Board is not required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 2.07, each Requesting Person must comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

2.08    Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Certificate of Formation or by these Bylaws. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.09    Majority Vote; Withdrawal of Quorum. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes, the Certificate of Formation, or these Bylaws, a different vote is required in which case the express provision shall govern. The Shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough Shareholders to leave less than a quorum.

2.10    Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Formation. At any meeting of the Shareholders, every Shareholder having the right to vote may vote either in person, or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. A proxy transmitted in an electronic format, including facsimile or e-mail transmission sufficient to indicate the shareholder’s authorization, suffices as a writing for purposes of this Section 2.10. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these Bylaws. Any procedural vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

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2.11    Record Date, Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders, the record date to be not less than ten nor more than 60 days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than 60 days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.12    Action by Written Consent without Meeting.

(a)    Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, (i) are signed by holders of record on the record date (established as provided below) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) are delivered to the Corporation at its registered office in the State of Texas, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of shareholders are recorded. Delivery shall be made by hand, by certified or registered mail, return receipt requested, by overnight delivery or by electronic transmission. Every written consent must bear the date of the signature of each shareholder who signs the consent (which may be in an electronic format), and no written consent is effective to take corporate action unless, within 60 days of the earliest dated valid consent delivered in the manner described in this Section 2.12, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 2.12. Only shareholders of record on the record date are entitled to consent to corporate action without a meeting.

(b)    Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent must first request in writing or by electronic transmission that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to take such action, which request must be in proper form and delivered to, or mailed or transmitted and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten days after receipt of a request in proper form and otherwise in compliance with this Section 2.12(b) from any such shareholder, the Board may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no resolution fixing a record date is adopted by the Board within such ten day period after the date on which such a request is received, (i) the record date for determining shareholders entitled to consent to such action, when no prior action of the Board is required by applicable law, is the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.12(b), and (ii) the record date for determining shareholders entitled to consent to such action, when prior action by the Board is required by applicable law, is at the close of business on the date on which the Board adopts the resolution taking such prior action.

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(c)    To be in proper form for purposes of this Section 2.12, a request by a shareholder for the Board of Directors to fix a record date shall set forth:

(i)    As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 2.05(c)(i), except that for purposes of this Section 2.12 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.05(c)(i));

(ii)    As to each Soliciting Person, any Disclosable Interests (as defined in Section 2.05(c)(ii), except that for purposes of this Section 2.12 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.05(c)(ii) and the disclosure in clause (L) of Section 2.05(c)(ii) shall be made with respect to the action or actions proposed to be taken by written consent); and

(iii)        As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other person or entity (including their names) in connection with the request or such action or actions.

For purposes of this Section 2.12, the term “Soliciting Person” means (i) the shareholder making a request for the Board to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such shareholder or beneficial owner, and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert) (as defined in Section 2.05(c)).

(d)    In connection with an action or actions proposed to be taken by written consent in accordance with this Section 2.12, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 2.12 is true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five business days before the date the consent solicitation is commenced, and such update and supplement is delivered to, or mailed or transmitted and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three business days before the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five business days before the commencement of the consent solicitation).

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(e)    Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 2.12. If the Board of Directors determines that any request to fix a record date or to take shareholder action by written consent was not properly made in accordance with this Section 2.12, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Section 2.12, then the Board of Directors are not required to fix a record date and any such purported action by written consent is null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 2.12 with respect to shareholders seeking to take an action by written consent, each Soliciting Person must comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

2.13    Telephone and Similar Meetings. If authorized by the Board of Directors, shareholders may participate in and hold a meeting by means of conference telephone, video conferencing, or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 3: DIRECTORS

3.01    Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not (by statute or by the Certificate of Formation or by these Bylaws) directed or required to be exercised or done by the Shareholders.

3.02    Number; Qualification; Election; Term. The Board of Directors shall consist of at least one person; provided however, that the Board of Directors may, in its discretion, increase or decrease the number of directors constituting the Board of Directors to not less than one person nor more than nine persons, who need not be a Shareholder or resident of any particular state. The directors named in the Certificate of Formation shall hold office until the first annual meeting of Shareholders and until their successors are elected and qualified, either at an annual or a special meeting of Shareholders. Directors other than those named in the Certificate of Formation shall hold office until the next annual meeting and until their successors are elected and qualified.

3.03    Change in Number. The number of directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled because of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose.

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3.04    Removal. Any director may be removed either for or without cause at any special or annual meeting of Shareholders, by the affirmative vote of a majority in number of shares of the Shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.05    Resignation. Any director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.06    Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.07    Election of Directors. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

3.08    Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.09    First Meetings. The first meeting of a newly elected Board shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving the time or place is changed.

3.10    Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by the Board or the President. If the meeting is held solely by using a conference telephone or other electronic communications system, the notice need not state the place of the meeting, but shall state the form of communication system to be used for the meeting.

3.11    Special Meetings. Special meetings of the Board of Directors may be called by the President on three days’ notice to each director, either personally, by mail or by electronic transmission. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Except as otherwise expressly provided by statute, Certificate of Formation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

3.12    Quorum; Majority Vote. At meetings of the Board of Directors a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business; provided however, that in the event there are vacancies occurring in the Board that are not filled then a majority of the directors then serving shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Certificate of Formation, or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

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3.13    Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.14    Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.15    Action without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is signed by all of the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, or a paper copy of any electronic transmission, shall be placed in the minute book.

3.16    Telephone and Similar Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone, video conferencing, or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.17    Interested Directors; Officers and Shareholders.

(a) Validity. If subsection (b) is satisfied, no contract or other transaction between the Corporation and any of its directors, officers or shareholders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director, officer or shareholder at the meeting authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

(b) Disclosure, Approval; Fairness. Subsection (a) applies if:

(i) The material facts of the relationship or interest of each such director, officer or shareholder are known or disclosed:

(1)	To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(2)	To the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

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(ii) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors or the Shareholders.

(c) Non-Exclusive. This provision shall not be construed to invalidate a contract or transaction that would be valid in the absence of this provision.

ARTICLE 4: Board COMMITTEES

4.01    Designation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an executive committee or other committees, such as a compensation, audit or nominating committee, to assist the Board in the conduct of its responsibilities.

4.02    Number; Qualification; Term. A board committee shall consist of one or more directors, one of whom shall be the President. A board committee shall serve at the pleasure of the Board of Directors.

4.03    Authority. A board committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal. However, a board committee, including the executive committee, shall not have the authority of the Board in reference to:

(a) Amending the Certificate of Formation;

(b) Approving a plan of merger or consolidation;

(c) Recommending to the Shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(d) Recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(e) Amending, altering, or repealing these Bylaws or adopting new Bylaws;

(f) Filling vacancies in or removing members of the Board of Directors or of any committee appointed by the Board of Directors;

(g) Fixing the compensation of any member of such committee;

(h) Altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

(i) Declaring a dividend; or

(j) Authorizing the issuance of shares of the Corporation.

4.04    Change in Number. The number of board committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.

4.05    Removal. Any member of A board committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

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4.06    Vacancies. A vacancy occurring in a board committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Section 4.01.

4.07    Meetings. Time, place and notice of board committee meetings shall be determined by a board committee.

4.08    Quorum; Majority Vote. At meetings of a board committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of a board committee, except as otherwise specifically provided by statute, the Certificate of Formation, or these Bylaws. If a quorum is not present at a meeting of a board committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

4.09    Compensation. By resolution of the Board of Directors, the members of a board committee may be paid their expenses, if any, of attendance at each meeting of a board meeting and may be paid a fixed sum for attendance at each meeting of a board committee or a stated salary as member. No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefor.

4.10    Procedure. A board committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of a board committee shall be placed in the minute book of the Corporation.

4.11    Action without Meeting. Any action required or permitted to be taken at a meeting of a board committee may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is signed by all the members of a board committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, or a paper copy of any electronic transmission, shall be placed in the minute book.

4.12    Telephone and Similar Meetings. Committee members may participate in and hold a meeting by means of conference telephone, video connection or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.13    Responsibility. The designation of a board committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

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ARTICLE 5: NOTICE

5.01    Method. Whenever by statute, the Certificate of Formation, these Bylaws, or otherwise, notice is required to be given to a director, committee member, or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director, committee member, or shareholder at the address appearing on the books of the Corporation; or (b) in any other method permitted by law, including an electronic transmission authorized under the TBOC. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails. A notice sent by electronic transmission is given when directed to the recipient who has consented to receive notices by such means. For purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process

5.02    Waiver. Whenever, by statute or the Certificate of Formation or these Bylaws, notice is required to be given to a shareholder, a committee member, or director, a waiver thereof given in writing or by electronic transmission and signed by the person or persons entitled to such notice, whenever before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 6: OFFICERS AND AGENTS

6.01    Number; Qualification; Election; Term.

(a) The Corporation shall have: (i) a President, a Vice President, a Secretary and a Treasurer; and (ii) such other officers (including a Chairman of the Board and additional Vice Presidents) and assistant officers and agents as the Board of Directors may think necessary.

(b) No officer or agent need be a Shareholder, a director or a resident of any particular state.

(c) Officers named in Section 6.01(a)(i) shall be elected by the Board of Directors on the expiration of an officer’s term or whenever a vacancy exists. Officers and agents named in Section 6.01(a)(ii) may be elected by the Board of any meeting.

(d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each officer’s and agent’s term shall end at the first meeting of directors after the next annual meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

(e) Any two or more offices may be held by the same person, except that the President and the Secretary shall not be the same person.

6.02    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

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6.03    Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

6.04    Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.05    Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

6.06    President. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the Shareholders and the Board of Directors, shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board are carried into effect. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.07    Vice President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.08    Secretary.

(a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes, actions and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

(b) He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors.

(c) He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or a board committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

(d) He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time prescribe.

6.09    Assistant Secretary. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time prescribe.

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6.10    Treasurer.

(a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in depositories designated by the Board of Directors.

(b) He shall disburse the funds of the Corporation as ordered by the Board of Directors, and prepare financial statements as they direct.

(c) If required by the Board of Directors, he shall give the Corporation a bond (in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board) for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.11    Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

ARTICLE 7: CERTIFICATES AND SHAREHOLDERS

7.01    Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. It shall be signed by the President or a Vice President and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer may be facsimile.

7.02    Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.03    Payment for Shares.

(a) Kind. The consideration for this issuance of shares shall consist of money paid, labor done, (including services actually performed for the Corporation), property (tangible or intangible) actually received, promissory notes or the promise of future services.

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(b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

7.04    Subscription. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.05    Lien. For any indebtedness of a Shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.06    Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

(b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.07    Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

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(a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

(b) Guarantee and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

(c) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

(d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

7.08    Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a Shareholder.

7.09    Pre-Emptive Rights. No Shareholder or other person shall have any pre-emptive right whatsoever.

ARTICLE 8: GENERAL PROVISIONS

8.01    Dividends and Reserves.

(a) Declaration and Payment. Subject to statute and the Certificate of Formation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

(b) Record Date. The Board of Directors shall fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, the record date to be not more than 50 days before the payment date of such dividend. In compliance with Rule 10b-17 as promulgated under the Securities Exchange Act of 1934, within the time period specified, the Corporation shall notify any stock exchange or interdealer quotation system that quotes or lists its capital stock advising the exchange or quotation system of the record date, payment date, the class of listed or quoted stock, and the dividend amount.

(c) Reserves. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

8.02    Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.

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8.03    Annual Report. While a class of its stock is registered under the Securities Exchange Act of 1934, the Corporation shall mail to each Shareholder an annual report conforming to the requirements set forth under such act.

8.04    Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

8.05    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.06    Seal. The Corporation seal (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

8.07    Indemnification; Insurance.

(a) Persons. The Corporation shall indemnify, to the extent provided in subsections (b), (d) or (f):

(i) Any person who is or was director, officer, agent or employee of the Corporation, and

(ii) Any person who serves or served at the Corporation’s request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

(b) Extent - Derivative Suits. In case of a suit by or in the right of the Corporation against a person named in subsection (a) by reason of his holding a position named in subsection (a), the Corporation shall indemnify him if he satisfies the standard in subsection (c), for expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

(c) Standard—Derivative Suits. In case of a suit by or in the right of the Corporation, a person named in subsection (a) shall be indemnified only if:

(i) He is successful on the merits or otherwise, or

(ii) He acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(d) Extent - Nonderivative Suits. In case of a suit, action or proceeding, (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in subsection (a) by reason of his holding a position named in subsection (a), the Corporation shall indemnify him if he satisfies the standard in subsection (e), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as (1) expenses (including attorney’s fees), (2) amounts paid in settlement, (3) judgments, and (4) fines.

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(e) Standard - Non-derivative Suits. In case of a non-derivative suit, a person named in subsection (a) shall be indemnified only if:

(i) He is successful on the merits or otherwise, or

(ii) He acted in good faith in the transaction which is the subject of the non-derivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a non-derivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this subsection (e)(ii).

(f) Determination That Standard Has Been Met. A determination that the standard of subsection (c) or (e) has been satisfied may be made by a court. Or, except as stated in subsection (c)(ii)(2nd sentence), the determination may be made by:

(i) A majority of the directors of the Corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or

(ii) Independent legal counsel (appointed by a majority of the directors of the Corporation, whether or not a quorum, or elected by the Shareholders of the Corporation) in a written opinion, or

(iii) The Shareholders of the Corporation.

(g) Proration. Anyone making a determination under subsection (f) may determine that a person has met the standards as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

(h) Advance Payment. The Corporation may pay in advance any expenses (including attorneys’ fees) which may become subject to indemnification under subsections (a) through (g) if:

(i) The Board of Directors authorizes the specific payment, and

(ii) The person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation under subsections (a) through (g).

(i) Nonexclusive. The indemnification provided by subsections (a) through (g) shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of Shareholders or disinterested directors, or otherwise.

(j) Continuation. The indemnification and advance payment provided by subsections (a) through (g) shall continue as to a person who has ceased to hold a position named in subsection (a) and shall inure to his heirs, executors and administrators.

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(k) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in subsection (a), against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under subsections (a) through (h).

(l) Reports. Indemnification payments, advance payments, and insurance purchases and payments made under subsections (a) through (k) shall be reported in writing to the Shareholders of the Corporation with the next notice of annual meeting, or within six months, whichever is sooner.

8.08    Amendment of Bylaws.

(a) These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

(b) These Bylaws may also be altered, amended, or repealed at any meeting of the Shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

8.9    Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these Bylaws shall be considered valid and operative, and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10    Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

8.11    Relation to Certificate of Formation. These Bylaws are subject to and governed by, the Certificate of Formation.

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We the undersigned, President and Secretary of the Corporation do hereby certify that the foregoing Bylaws are the true and legal Bylaws of Life Partners Holdings, Inc., a Texas corporation, which were duly adopted by the Board of Directors as of April 2, 2012.

/s/ Brian Pardo
Brian Pardo, President and CEO

Attest:

/s/ R. Scott Peden
R. Scott Peden, Secretary

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